Exhibit 10.7

ROMANIA

TESSERA TECHNOLOGIES, INC.

2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND

RESTRICTED STOCK AWARD AGREEMENT

Tessera Technologies, Inc., a Delaware corporation (the “Company”), pursuant to its 2003 Equity Incentive Plan (as amended to date, the “Plan”), hereby grants to the individual listed below (“Participant”), the number of shares of the Company’s common stock, par value $0.001, set forth below (the “Shares”). This Award for Shares of restricted stock is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) (including without limitation the restrictions on the Shares set forth in the Restricted Stock Agreement) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:

Employee ID:

Grant Date:

Vesting Commencement Date:

Total Number of Shares Subject to Award:

Total Purchase Price:	$ (Number of Shares x $0.001)

Vesting Schedule:

The Award shall vest with respect to one-fourth (1/4) of the total number of Shares subject to the Award on the first anniversary of the Grant Date, one-fourth (1/4) of the total number of Shares subject to the Award on the second anniversary of the Grant Date, one-fourth (1/4) of the total number of Shares subject to the Award on the third anniversary of the Grant Date, and one-fourth (1/4) of the total number of Shares subject to the Award on the fourth anniversary of the Grant Date subject to Participant’s continued status as a Service Provider through each of such vesting dates, such that the Award shall be fully vested with respect to all of the Shares subject to the Award as of the fourth anniversary of the Vesting Commencement Date.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

I have read and accepted all terms and conditions of the Plan posted on www.etrade.com. Below are instructions on how to access the Plan:

1.	Log into your E*TRADE account.

2.	Click on Employee Stock Plan.

3.	Click on Company Info.

4.	Click on Documents.

5.	Click on 2003 Plan.

TESSERA TECHNOLOGIES, INC.:		PARTICIPANT:
By:		By:
Print Name:	Michael Anthofer	Print Name:
Title:	EVP, Chief Financial Officer
Address:	3025 Orchard Parkway	Date:
San Jose, CA 95134
Date:

EXHIBIT A

TESSERA TECHNOLOGIES, INC.

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Tessera Technologies, Inc., a Delaware corporation (the “Company”), has granted to Participant the right to purchase the number of shares of the Company’s common stock, par value $0.001, under the Company’s Amended and Restated 2003 Equity Incentive Plan (as amended to date, the “Plan”), as set forth in the Grant Notice (the “Shares”).

ARTICLE I.

GENERAL

1.1 Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. In consideration of Participant’s agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Shares subject to the Award, as of the Grant Date, the Company issues to Participant the Award described in this Agreement (the “Award”). The number of Shares subject to the Award is set forth in the Grant Notice.

(b) Issuance of Shares. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 2.2(c) hereof, the Company shall cause certificates representing the Shares to be issued to Participant; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d) hereof. If the Shares are issued in certificate form, concurrently with the execution of this Agreement, Participant shall deliver to the Company, or such other person designated by the Company, a stock assignment duly endorsed in blank, in the form attached hereto as Exhibit C.

(c) Legend. Any certificate(s) representing Shares issued pursuant to this Agreement shall, until all restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed and new certificates are issued, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED [                    , 20    ], BY AND BETWEEN TESSERA TECHNOLOGIES, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d) Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of any certificates representing the Shares and any stock assignment(s) until all of the restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event Participant shall not retain physical custody of any certificates representing unvested Shares issued to him. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

2.2 Restrictions.

(a) Forfeiture. Any Shares subject to this Award that are not vested as of the date Participant ceases to be a Service Provider for any reason, including as a result of Participant’s death or disability, shall thereupon be forfeited immediately and without any further action by the Company. In the event any of the Shares are forfeited pursuant to this Section 2.1(a), any assets or other securities received by or distributed to Participant with respect to, in exchange for or in substitution of such Shares and held by the Company pursuant to Agreement shall be retained by the Company or promptly paid by any escrow holder to the Company.

(b) Vesting and Lapse of Restrictions. Subject to Section 2.2(a), the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice. In the event the Restrictions with respect to any of the Shares lapse pursuant to this Section 2.1(b), any assets or other securities received by or distributed to Participant with respect to, in exchange for or in substitution of such Shares and held by the Company pursuant to Agreement shall be paid to Participant by the Company as soon as practicable. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 hereof and the exposure to forfeiture set forth in Section 2.2(a).

(c) Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement:

(i) No Shares shall be issued or delivered to Participant or his legal representative unless and until Participant or his legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Shares or the lapse or removal of the Restrictions or otherwise pursuant to this Agreement (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by the Plan). As provided in Section 17 of the Plan, the Administrator may in its discretion and in satisfaction of the foregoing requirement allow the return of shares of Common Stock having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be returned or withheld with respect to the issuance, vesting, exercise or payment of any Award in order to satisfy the Participant’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair

Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

(ii) The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Stock is then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Restrictions lapse as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III.

OTHER PROVISIONS

3.1 Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Participant acknowledges that Participant will have the obligation to file with the Romanian tax authorities an annual special tax return in respect of any income incurred out of this investment and the transactions contemplated by the Grant Notice and this Agreement. Where the circumstances will impose the taxation at source of any of the incomes obtained out of this investment and the transactions contemplated herein, in each case Participant will claim the application of the treaty for the avoidance of double taxation concluded between the United States and Romania, then Participant will have to prove his or her Romanian tax residency to the satisfaction of the Administrator. Moreover, for purposes of Participant’s domestic taxation, Participant will be solely responsible for obtaining the proof of payment of taxes in the United States from the relevant United States authority.

3.2 Restricted Shares Not Transferable. No Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator, the Shares may be transferred to certain persons or entities related to Participant, including, but not limited to, members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family or to such other persons or entities as may be expressly approved by the Administrator, pursuant to any such conditions and procedures the Administrator may require.

3.3 Rights as Stockholder.

(a) Subject to Section 3.3(b) below, except as otherwise provided herein, upon the Grant Date Participant shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares and the right to receive any cash or stock dividends paid to or made with respect to the Shares; provided, however, that any and all cash dividends paid on such Shares and any and all shares of Common Stock, capital stock or other securities received by or distributed to Holder with respect to the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Restrictions until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement. provided, further, that at the discretion of the Company, and prior to the delivery of Shares, Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company.

(b) Any and all cash dividends paid on the Shares (or other securities at the time held by the Company pursuant to this Agreement) and any and all Shares, capital stock or other securities or other property received by or distributed to Participant with respect to, in exchange for or in substitution of the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Restrictions until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Restrictions pursuant to this Agreement). In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Shares, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Shares shall also be subject to the Restrictions until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Restrictions pursuant to this Agreement). Any such assets or other securities received by or distributed to Participant with respect to, in exchange for or in substitution of any unvested Shares shall be immediately delivered to the Company to be held pursuant to this Agreement.

3.4 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

3.5 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.6 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of Participant.

3.8 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his address shown in the Company records, and to the Company at its principal executive office. By a notice given pursuant to this Section 3.8, either party may hereafter designate a different address for notices to be given to that party.

3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.10 Data Protection. It shall be a term and condition of this Award that Participant acknowledges that he or she has been informed with respect to the processing that shall be carried out by the Company, directly or through the Administrator or other third parties, of certain of Participant’s personal data (as described in the Plan) and hereby agrees and consents with respect to this processing. Participant also consents to the transfer of all of the data referred to in the Plan to the Company in the United States or Ireland. The Company shall use the personal data only in relation to Participant’s participation in the Plan and the granting and managing of the Award, as well as the purposes associated with these activities and provided in the Plan, except if otherwise agreed to by Participant or provided by law. Participant is fully liability for the information he or she provides to the Company. Participant hereby acknowledges that he or she has been informed in respect of the rights he or she is afforded by law, including with respect to the right to be informed on the processing of personal data, to have access to the processed data and to object to the processing, as such rights are described in more detail in the Plan. Participant hereby acknowledges that he or she has read and agreed with the data privacy provisions set out in the Plan.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                             , spouse of                     , have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of Tessera Technologies, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Tessera Technologies, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

EXHIBIT C

TO RESTRICTED STOCK AWARD GRANT NOTICE

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                     , hereby sell, assign and transfer unto                  (                    ) shares of the Common Stock of Tessera Technologies, Inc. registered in my name on the books of said corporation represented by Certificate No.              herewith and do hereby irrevocably constitute and appoint                              to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Agreement between Tessera Technologies, Inc. and the undersigned dated “grant date”.

Dated: ,
Name